Exhibit 99.1

The below sets forth the members of the board of directors of Chivers Limited.
Name	Business Address	Present Principal Occupation	Citizenship
Basil Dean Bielich	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man
James Edward McKenna	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man
Nicholas Jole Barcroft Kelly	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man

The below sets forth the members of the board of directors of Waddle Limited.
Name	Business Address	Present Principal Occupation	Citizenship
Basil Dean Bielich	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man
James Edward McKenna	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man
Nicholas Jole Barcroft Kelly	c/o Chivers Limited, Ground Floor, Dorchester House Belmont Hill Douglas, Isle of Man IM1 4RE	Director	Isle of Man